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                                                                  CONFORMED COPY

                         NORTHWEST AIRLINES CORPORATION
                            1999 STOCK INCENTIVE PLAN

                         DEFERRED STOCK AWARD AGREEMENT

         THIS DEFERRED STOCK AWARD AGREEMENT (the "Agreement") is entered into as of July 11, 2000, by and between NORTHWEST AIRLINES CORPORATION, a Delaware
corporation (the "Company"), and                      (the "Participant"), an
executive officer of Northwest Airlines, Inc. ("Northwest").

                  WHEREAS, pursuant to the terms and conditions of the Northwest Airlines Corporation 1999 Stock Incentive Plan (the "Plan") and the terms and conditions contained herein, the Company has determined to grant to the Participant on the Grant Date (as defined herein) a Deferred Stock award as an inducement for the Participant to remain an employee of Northwest and to retain and motivate the Participant during his employment with the Company and its Subsidiaries.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

SECTION 1.  DEFINITIONS

         Unless otherwise defined in this Agreement, all capitalized terms used herein shall have the meanings attributed to them in the Plan.

         1.1 "AWARD" shall mean the Deferred Stock award granted to the Participant as of the Grant Date on the terms and conditions set forth in this Agreement.

         1.2 "CAUSE" shall mean with respect to the termination of the Participant's employment with the Company or a Subsidiary of the Company: (a) an act or acts of personal dishonesty by the Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or a Subsidiary, (b) an act or acts of personal dishonesty by the Participant intended to cause substantial injury to the Company or a Subsidiary, (c) material breach (other than as a result of a Disability) by the Participant of the Participant's obligations under the terms and conditions of the Participant's employment, which action was (i) undertaken without a reasonable belief that the action was in the best interests of the Company or a Subsidiary and (ii) not remedied within a reasonable period of time after receipt of written notice from the Company or a Subsidiary specifying the alleged breach, or (d) the conviction of the Participant of a felony.

         1.3 "CHANGE IN CONTROL" shall mean any one of the following:

                  (a) (i) The acquisition by any individual, entity or group (within the meaning


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         of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934
         (the "Exchange Act")) (a "Person"), other than one or more Permitted Holders or their Related Parties or any group comprised exclusively of Permitted Holders or their Related Parties, of beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 promulgated under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 20% or more (or, if such Person is an Institutional Investor (as such term is defined in the Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A.), 25% or more), of either (A) the then outstanding shares of Common Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), and (ii) the Permitted Holders or their Related Parties collectively "beneficially own" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) a lesser percentage of that which is described in each of clause (A) and
         (B) above and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor;

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or


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         substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Board providing for such Business Combination; or

                  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         1.4 "COMMITTEE" shall mean the Compensation Committee of the Company's Board of Directors.

         1.5 "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company or such other securities or property as may become subject to the Award as a result of an adjustment made pursuant to Section 7 hereof.

         1.6 "DEFERRED STOCK" shall mean the right to receive on the date set forth herein and subject to the terms and conditions set forth in this Agreement the number of shares of Common Stock specified in this Agreement.

         1.7 "DISABILITY" shall mean the Participant's physical or mental condition which prevents continued performance of his duties and for which the Participant establishes by medical evidence that such condition will be permanent and continuous during the remainder of the Participant's life or is likely to be of at least three (3) years' duration.

         1.8 "GOOD REASON" shall mean any one or more of the following:

                  (a) a material reduction in Participant's compensation or other benefits;

                  (b) any material change in Participant's job responsibilities; provided that, so long as Participant retains a substantial part of his then current oversight responsibility, a transfer of a portion of such oversight responsibility of Participant shall not in and of itself constitute a material change in Participant's job responsibilities; and

                  (c) the relocation of the Company's principal executive offices to a location outside the Minneapolis-St. Paul Metropolitan Area;

In order for a Termination of Employment to be considered for Good Reason, such termination must occur within one (1) year after the event giving rise to such Good Reason. Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

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         1.9 "GRANT DATE" shall mean April 28, 2000.

         1.10 "PERMITTED HOLDERS" means each of Alfred A. Checchi, Gary L. Wilson, Frederic V. Malek or Richard C. Blum and Richard C. Blum & Associates-NWA Partners, L.P., and also includes the Company and any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

         1.11 "PRORATION FRACTION" shall mean a fraction, the numerator of which is the number of days during the Vesting Period up to and including the date of a Termination of Employment and the denominator of which is 1,460.

         1.12 "RELATED PARTIES" with respect to any Permitted Holders means (i) any spouse or immediate family member of such Permitted Holder, any trust created primarily for the benefit of any such individual or such individual's estate, executor, administrator, committee or other personal representatives or beneficiaries; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority controlling interest of which consist of one or more of such Permitted Holders and/or such other Person referred to in the immediately preceding clause
(i).

         1.13 "SECRETARY" shall mean the Secretary of the Company.

         1.14 "SUBSIDIARY" shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

         1.15 "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between the Participant and the Company and its Subsidiaries ceases for any reason whatsoever. The Participant's employment shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by the Company and its Subsidiaries.

         1.16 "VESTING DATE" shall mean the fourth (4th) year anniversary of the Grant Date.

         1.17 "VESTING PERIOD" shall mean the period commencing on the Grant Date and ending on the Vesting Date.

SECTION 2.  THE DEFERRED STOCK AWARD

         For good and valuable consideration, on the Grant Date the Company granted to the Participant pursuant to the Plan an Award of Deferred Stock with
respect to                                 shares of Common Stock (which shares
may be adjusted pursuant to Section 7 below) subject to the terms and conditions set forth in this Agreement.


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SECTION 3.  VESTING; FORFEITURE

         3.1 VESTING. Subject to the terms and conditions of this Agreement, the shares of Deferred Stock shall vest in full in the Participant on the Vesting Date if no Termination of Employment shall have occurred prior to the Vesting Date.

         3.2 FORFEITURE; TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Section 3.2 and subject to Section 3.3 hereof, if a Termination of Employment occurs prior to the Vesting Date, the Award shall be canceled immediately upon such Termination of Employment and the Participant shall automatically forfeit all rights with respect to the Deferred Stock as of the date of such Termination of Employment; provided however, that (i) in the event a Termination of Employment as a result of the Participant's death or Disability occurs prior to the Vesting Date, the Participant shall become vested in full on the effective date of such Termination of Employment in all shares of the Deferred Stock; and (ii) in the event a Termination of Employment (other than in connection with a Change in Control) by the Company other than for Cause or by the Participant for Good Reason occurs prior to the Vesting Date, the Participant shall become vested on the effective date of such Termination of Employment in a portion of the Award equal to the number of shares of Common Stock subject to the Award multiplied by the Proration Fraction.

         3.3 CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement, in the event of a Change in Control, the Deferred Stock shall vest in accordance with the following:

                  (a) If the Change in Control occurs pursuant to Section 1.3(a) hereof, the Participant shall become vested in full in all shares of the Deferred Stock immediately upon termination of the Participant's employment by the Company other than for Cause or by the Participant with Good Reason (i) at any time after the occurrence of the Change in Control or (ii) before the occurrence of the Change in Control if such termination is in connection with such Change in Control; and

                  (b) If the Change in Control occurs pursuant to Section 1.3(b), (c) or (d) hereof, the Participant shall become vested in full in all shares of the Deferred Stock immediately upon the effective date of such Change in Control.

SECTION 4.  RESTRICTIONS ON TRANSFER

         Prior to vesting of the Deferred Stock in accordance with Section 3 hereof, the Deferred Stock is not transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or other obligations of the Participant.


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SECTION 5.  ISSUANCE OF CERTIFICATE

         Except in the event of a Termination of Employment described in clause
(ii) of Section 3.2 hereof, promptly upon vesting of the Deferred Stock in accordance with Section 3 hereof, the Company shall cause to be issued a certificate or certificates evidencing such vested shares and shall cause such certificate to be delivered to the Participant or the Participant's legal representatives, beneficiaries or heirs. In the event of a Termination of Employment described in clause (ii) of Section 3.2 hereof (except for any Termination of Employment that occurs in connection with a Change in Control), the Company shall not be obligated to issue and deliver such certificate or certificates to the Participant until the earlier of the Vesting Date or the date the Deferred Stock vests in accordance with Section 3.3 hereof.

SECTION 6.  SECURITIES LAW REQUIREMENTS

         By accepting the Award, the Participant agrees that if at the time of delivery of certificates for the Deferred Stock issued hereunder any sale of Common Stock is not covered by an effective registration statement filed under the Securities Act of 1933 (the "Act"), the Participant will acquire the Deferred Stock for the Participant's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Participant will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the terms of this Agreement, the Act or any other securities law.

SECTION 7.  ADJUSTMENTS

         In the event of any merger, reorganization, consolidation, recapitalization, separation, spin-off, liquidation, stock dividend, split-up, share combination or other change in the corporate or capital structure of the Company affecting its Common Stock (each a "Recapitalization Event"), then for all purposes referenced herein to the Common Stock or to Deferred Stock shall mean and include all securities or other property that holders of Common Stock are entitled to receive in respect of shares of Common Stock by reason of each Recapitalization Event, which securities or other property shall be treated in the same manner and shall be subject to the same restrictions as the underlying Deferred Stock.

SECTION 8.  TAX WITHHOLDING

         The Company shall have the right to (i) make deductions from the number of shares of Common Stock otherwise deliverable upon the vesting of the shares of Deferred Stock in accordance with Section 3 hereof in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or
(ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.


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SECTION 9.  AWARD DOES NOT CONFER EMPLOYMENT OR STOCKHOLDER RIGHTS

         Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company and its Subsidiaries or interfere in any way with the right of the Company and its Subsidiaries to terminate the employment of the Participant at any time. The Participant shall not have any of the rights of a stockholder of the Company with respect to the shares of Deferred Stock except and to the extent that, and until, such shares of Deferred Stock vest in accordance with Section 3 hereof. The Participant shall not be entitled to receive any dividends with respect to the Deferred Stock which become payable during the Vesting Period, nor shall the Participant be entitled to vote the shares of Deferred Stock during the Vesting Period.

SECTION 10.  GENERAL PROVISIONS

         10.1 This Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. By acceptance of the Award, the Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan.

         10.2 For purposes of the Award, the Committee in its reasonable discretion and subject to the provisions hereof shall determine whether a Termination of Employment of any type has occurred and such determination shall be conclusive and determinative.

         10.3 The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

         10.4 This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

         10.5 The laws of the State of Minnesota shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

         10.6 Any suit, action or proceeding against the Participant with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Minnesota, as the Company may elect in its sole discretion, and the Participant hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

         10.7 In the event that any provision of this Agreement shall be held by any court of competent jurisdiction illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement and this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.


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         10.8 All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

         If to the Company, to it at the following address:

                           Northwest Airlines Corporation
                           5101 Northwest Drive
                           St. Paul, Minnesota 55111-3034
                           Attn:  Secretary

         If to the Participant, to him or her at the address set forth below under the Participant's signature; or at such other address as either party shall from time to time specify by notice in writing to the other party.

         10.9 This Agreement may be executed in two or more counterparts, but all such counterparts shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


NORTHWEST AIRLINES CORPORATION



By:      /s/ John H. Dasburg
         --------------------------------
         John H. Dasburg
         President & Chief Executive Officer



PARTICIPANT:



PARTICIPANT'S ADDRESS:



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